Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
Atlantic Station 201 17th Street, NW | Suite 1700 Atlanta, GA 30363 T 404.322.6000 F 404.322.6050 nelsonmullins.com

October 29, 2021

Alimera Sciences, Inc.

6120 Windward Parkway, Suite 290

Alpharetta, GA 30005

Ladies and Gentlemen:

We have acted as counsel to Alimera Sciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”), covering the offering of up to an aggregate of 1,013,812 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), consisting of 1,000,000 Shares issuable under the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”) and 13,812 Shares issuable under the Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan (the “2010 ESPP”).  This opinion letter is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K promulgated by the SEC.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments, certificates and records as we deem necessary or advisable for the purposes of this opinion letter, including, without limitation, the 2019 Plan and the 2010 ESPP, the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws and certain resolutions adopted by the Company’s board of directors.

As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, on certificates and oral or written statements and other information of or from officers and representatives of the Company and public officials and on factual information included in the Company’s filings with the SEC.  We have assumed the completeness and authenticity of all documents submitted to us as originals, the completeness and conformity to the originals of all documents submitted to us as copies thereof, the genuineness of all signatures, the legal capacity and mental competence of natural persons, and that all information contained in all documents reviewed by us is true, correct and complete.  In addition, we have assumed that the Shares will be issued in accordance with the 2019 Plan or the 2010 ESPP, as applicable, and that the Company will receive the authorized consideration for the issuance of the Shares (in an amount not less than the par value thereof).

On the basis of the foregoing, and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the 2019 Plan or the 2010 ESPP, as applicable, will be validly issued, fully paid and nonassessable.

Alimera Sciences, Inc.

October 29, 2021

This opinion letter is rendered as of the date hereof, and we assume no obligations to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.  We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.

Our opinions are based upon and limited to the General Corporation Law of the State of Delaware, and no opinion is expressed as to the laws of any other jurisdiction.    We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of any of the Shares.

Sincerely,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP